EXHIBIT (a)(5)

EATON VANCE MUTUAL FUNDS TRUST Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest, Without Par Value (as amended effective September 1, 2008)

     WHEREAS, the Trustees of Eaton Vance Mutual Funds Trust, a Massachusetts business trust (the “Trust”), have previously designated separate series (or “Funds”); and

     WHEREAS, the Trustees now desire to change the name of one series of Funds, i.e. Eaton Vance Tax-Managed Small-Cap Growth Fund to Eaton Vance Tax-Managed Small-Cap Fund, to designate Class I shares of Eaton Vance Tax-Managed International Equity Fund and to further redesignate the series or Funds pursuant to Section 5.1 of Article V of the Trust’s Amended and Restated Declaration of Trust dated August 17, 1993 (as further Amended) (the “Declaration of Trust”);

     NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust, hereby divide the shares of beneficial interest of the Trust into the following separate series (“Funds”), each Fund to have the following special and relative rights:

1.	The Funds shall be designated as follows effective September 1, 2008:

Eaton Vance AMT-Free Municipal Bond Fund
Eaton Vance Cash Management Fund
Eaton Vance Diversified Income Fund
Eaton Vance Dividend Income Fund
Eaton Vance Emerging Markets Local Income Fund
Eaton Vance Floating-Rate Advantage Fund
Eaton Vance Floating-Rate Fund
Eaton Vance Floating-Rate & High Income Fund
Eaton Vance Global Macro Fund
Eaton Vance Government Obligations Fund
Eaton Vance High Income Opportunities Fund
Eaton Vance International Equity Fund
Eaton Vance International Income Fund
Eaton Vance Large-Cap Core Research Fund
Eaton Vance Low Duration Fund
Eaton Vance Money Market Fund
Eaton Vance Strategic Income Fund
Eaton Vance Structured Emerging Markets Fund
Eaton Vance Tax Free Reserves
Eaton Vance Tax-Managed Dividend Income Fund
Eaton Vance Tax-Managed Equity Asset Allocation Fund
Eaton Vance Tax-Managed Growth Fund 1.1
Eaton Vance Tax-Managed Growth Fund 1.2
Eaton Vance Tax-Managed International Equity Fund
Eaton Vance Tax-Managed Mid-Cap Core Fund
Eaton Vance Tax-Managed Multi-Cap Growth Fund
Eaton Vance Tax-Managed Small-Cap Fund
Eaton Vance Tax-Managed Small-Cap Value Fund
Eaton Vance Tax-Managed Value Fund

     2.      Each Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust’s then currently effective registration statements under the Securities Act of 1933 and the Investment Company Act of 1940. Each share of beneficial interest of each Fund (“share”) shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund, all as provided in the Declaration of Trust. The proceeds of sales of shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund.

     3.      Shareholders of each Fund shall vote separately as a class to the extent provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940.

     4.      The assets and liabilities of the Trust shall be allocated among the above-referenced Funds as set forth in Section 5.5 of Article V of the Declaration of Trust, except as provided below:

     (a)      Costs incurred by each Fund in connection with its organization and start-up, including Federal and state registration and qualification fees and expenses of the initial public offering of such Fund’s shares, shall (if applicable) be borne by such Fund.

     (b)      Reimbursement required under any expense limitation applicable to the Trust shall be allocated among those Funds whose expense ratios exceed such limitation on the basis of the relative expense ratios of such Funds.

     (c)      The liabilities, expenses, costs, charges and reserves of the Trust (other than the management and investment advisory fees or the organizational expenses paid by the Trust) which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on an equitable basis as determined by the Trustees.

     5.      The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the special and relative rights of any such Fund, and to terminate any Fund or add additional Funds as provided in the Declaration of Trust.

     6.      Any Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. The Trustees may also at any time sell and convert into money all the assets of any Fund. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of such Fund, the Trustees shall distribute the remaining assets of such Fund ratably among the holders of the outstanding shares. Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in this paragraph 6, the Fund shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect to such Fund and the right, title and interest of all parties with respect to such Fund shall be canceled and discharged.

     7.      The Declaration of Trust authorizes the Trustees to divide each Fund and any other series of shares into two or more classes and to fix and determine the relative rights and preferences as between, and all provisions applicable to, each of the different classes so established and designated by the Trustees. The Funds shall have classes of shares established and designated as follows:

(a) Classes A, B and C
Eaton Vance Strategic Income Fund, Eaton Vance Tax-Managed Small-Cap Fund, Eaton Vance High
Income Opportunities Fund, Eaton Vance Tax-Managed Multi-Cap Growth Fund and Eaton Vance
Diversified Income Fund

(b) Classes A, B, C, and I
Eaton Vance AMT-Free Municipal Bond Fund, Eaton Vance Low Duration Fund, Eaton Vance Tax-
Managed Dividend Income Fund, Eaton Vance Tax-Managed Equity Asset Allocation Fund, Eaton Vance
Tax-Managed Growth Fund 1.2, Eaton Vance Tax-Managed Mid-Cap Core Fund, Eaton Vance Tax-
Managed Small-Cap Value Fund, Eaton Vance Tax-Managed Value Fund and Eaton Vance Tax-
Managed International Equity Fund

(c) Classes A, B, C, I and S
Eaton Vance Tax-Managed Growth Fund 1.1

(d) Classes A, C, I and R
Eaton Vance Dividend Income Fund

(e) Advisers Class and Classes A, B, C, and I
Eaton Vance Floating-Rate Fund, Eaton Vance Floating-Rate & High Income Fund and Eaton Vance
Floating-Rate Advantage Fund

(f) Classes A, B, C and R
Eaton Vance Government Obligations Fund

(g) Classes A, C and I
Eaton Vance Large-Cap Core Research Fund, Eaton Vance International Equity Fund, Eaton Vance
Structured Emerging Markets Fund, Eaton Vance Emerging Markets Local Income Fund, Eaton Vance
Global Macro Fund and Eaton Vance International Income Fund

The Trustees may designate additional classes in the future. For purposes of allocating liabilities among classes, each class of that Fund shall be treated in the same manner as a separate series.

Dated: August 11, 2008

/s/ Benjamin C. Esty	/s/ Ronald A. Pearlman
Benjamin C. Esty	Ronald A. Pearlman

/s/ Thomas E. Faust Jr.	/s/ Heidi L. Steiger
Thomas E. Faust Jr.	Heidi L. Steiger

/s/ Allen R. Freedman	/s/ Lynn A. Stout
Allen R. Freedman	Lynn A. Stout

/s/ William H. Park	/s/ Ralph F. Verni
William H. Park	Ralph F. Verni